UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D. C. 20549

                                  FORM 8-K

                              CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):  July 13, 2000

                             OTR Express, Inc.
            (Exact name of registrant as specified in charter)

        Kansas                  1-19773                     48-0993128
(State of Incorporation) (Commission File Number)        (I.R.S. Employer
                                                      Identification Number)




            804 N. Meadowbrook Drive, Olathe, KS         66062
         (Address of Principal Executive Offices)      (Zip Code)

                            (913) 829-1616
           (Registrant's telephone number, including area code)

                             Not Applicable
        (Former name or former address, if changed since last report)
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Item 5.  Other Events.
OTR Express, Inc. (the "Company") is in discussions with its four largest equipment lenders to renegotiate payment terms on its long-term debt to such lenders of approximately $37 million in aggregate. Based upon current information and internal forecasts, management of the Company is concerned about having sufficient availability on the Company's existing $10 million line of credit for future operations in the near term. Pursuant to recent discussions with its line of credit lender, the Company agreed in principle to an increased collateral reserve of $1 million, thereby decreasing availability under the line, and the Company is seeking waiver or amendment of certain loan covenants with respect to which the Company is or expects to be in default. For the next few months and pending the negotiation, if any, of a formal amendment or agreement with such equipment lenders, management of the Company intends to make interest-only payments on such loans, and the Company may be considered in default on such loans to the extent that scheduled principal payments are not timely made. There can be no assurance that any formal, acceptable agreement or amendment with any or all of such lenders will be obtained or whether such lenders will seek to modify existing credit terms or enforce the remedies available to them in this situation. These equipment loans are collateralized by the tractors and trailers purchased with the loan funds.

Various statements made in this Current Report on Form 8-K which are not historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon current information, expectations, estimates and projections and are subject to risks and uncertainties. Actual results could differ materially from current expectations due to a number of factors, including general economic and market conditions, regulatory issues, fuel price volatility, pricing pressures, interest rate fluctuations, the availability and compensation of qualified drivers and owner-operators, tractor and trailer values, the ability of the Company to realize the benefits of its business plan and other factors. Readers should review and consider the various disclosures made by the Company in this Form 8-K, in its reports to stockholders, and in its periodic reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           OTR EXPRESS, INC.

Date:  July 13, 2000                       By:   /s/ William P. Ward
                                                     William P. Ward
                                                     President and Chief
                                                     Executive Officer





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